                                                                   EXHIBIT 4.12

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of July 26 , 1996 ("Merger Agreement"), between MileStone Healthcare, Inc., a Delaware corporation ("MileStone" or the "Surviving Corporation"), and MHI Acquisition, Inc., a Delaware corporation ("MHI"; MileStone and MHI being hereinafter collectively referred to as the "Constituent Corporations").

         INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual covenants and agreements contained herein, the Constituent Corporations hereby agree as follows.

                                   ARTICLE I

                                   THE MERGER

         1.1     MERGER OF MHI WITH AND INTO MILESTONE.

                 (a) Agreement to Merge MHI with and into MileStone. Subject to the terms of this Merger Agreement, MHI shall be merged with and into MileStone (the "Merger").

                 (b) Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time of the Merger") as a Certificate of Merger effecting the merger of MHI into MileStone is filed with the Secretary of State of the State of Delaware pursuant to Section 252 of the Delaware General Corporation Law.

                 (c) Surviving Corporation. At the Effective Time of the Merger, MHI shall be merged into MileStone and the separate corporate existence of MHI shall thereupon cease. MileStone shall be the surviving corporation in the Merger and the separate corporate existence of MileStone, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

         1.2     EFFECT OF THE MERGER; ADDITIONAL ACTIONS.

                 (a) Effects. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law. In addition, at the Effective Time of the Merger, MileStone shall thenceforth be responsible and liable for all the liabilities and obligations of MHI and all debts, liabilities and duties of MHI shall attach to MileStone, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                 (b) Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Merger Agreement, each Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.

                                   ARTICLE II

                          THE CONSTITUENT CORPORATIONS

         2.1     ORGANIZATION OF MILESTONE.

                 (a) Incorporation. MileStone was incorporated under the laws of the State of Delaware on March 6, 1991.

                 (b) Authorized Stock. MileStone is authorized to issue an aggregate of 100,000 shares of Common Stock, $.01 par value per share ("MileStone Common Stock").

                 (c) Outstanding Stock. On the date hereof, 100,000 shares of MileStone Common Stock were outstanding, all of which are held by MHI.

         2.2     ORGANIZATION OF MHI.

                 (a) Incorporation. MHI was incorporated under the laws of the State of Delaware on February 8, 1995.

                 (b) Authorized Stock. MHI is authorized to issue an aggregate of 30,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), 10,000,000 of which is designated Class A Common Stock (the "Class A Common") and 10,000,000 of which is designated Class B Common Stock (the "Class B Common") and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), 5,000,000 of which is designated Series A Preferred Stock (the "Series A Preferred"). The Common Stock and Preferred Stock are collectively referred to herein as "MHI Stock."

                 (c) Outstanding Stock. On the date hereof, 5,413,799 shares of MHI Stock are outstanding, all of which are held by the following in the amounts indicated:

                                                                    Number of Shares
                                                                    ----------------
         Charles L. Allen                                           200,000 Class A Common
                                                                    535,714 Series A Preferred
         Roy W. Griffitts, Jr.                                      107,692 Class A Common
                                                                    392,857 Series A Preferred
         William A. Brosius                                         106,107 Class A Common
                                                                    71,429 Series A Preferred
         Morgan Stanley Venture Capital Fund II, L.P.               2,651,335 Series A Preferred
         Morgan Stanley Venture Capital Fund II, C.V.               660,546 Series A Preferred
         Morgan Stanley Venture Investors, L.P.                     688,119 Series A Preferred
         Internationale Nederlanden (U.S.)
             Capital Corporation                                    405,405 Class B Common*

         * Issuable upon exercise of a warrant dated May 31, 1995.

The foregoing individuals and entities are collectively referred to herein as the "MHI Stockholders."

         2.3 MILESTONE STOCKHOLDER APPROVAL. MHI, the sole stockholder of MileStone, as the holder of the number of shares of Milestone that would be necessary to authorize or take such action at a stockholder meeting, duly approved and adopted this Merger Agreement without a meeting by written consent given by it on July ___, 1996, in accordance with the provisions of Section 251 of the Delaware General Corporation Law.

         2.4 MHI STOCKHOLDER APPROVAL. The MHI Stockholders, as the holders of the number of shares of MHI that would be necessary to authorize or take such action at a stockholders meeting, duly approved and adopted this Merger Agreement without a meeting by written consent give by it on July ___, 1996, in accordance with the provisions of Section 251 of the Delaware General Corporation Law.

                                  ARTICLE III

                    CERTIFICATE OF INCORPORATION, BYLAWS AND
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1 CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of MHI in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Certificate of Incorporation.

         3.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of MHI in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

         3.3 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers and directors of MileStone immediately prior to the Effective Time of the Merger shall be the officers and directors of Surviving Corporation, until their successors are duly appointed and qualified.

                                   ARTICLE IV

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

         As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of MileStone, MHI or the MHI Stockholders, all shares of MileStone Common Stock shall be cancelled and each share of MHI Stock issued and outstanding immediately prior to the Effective Time of the Merger shall become 0.735 shares of the same respective type, class or series of the capital stock of the Surviving Corporation.

                                   ARTICLE V

                                  TERMINATION

         5.1 TERMINATION BY MUTUAL AGREEMENT. Notwithstanding the approval of this Merger Agreement by the sole stockholder of MileStone and the MHI Stockholders, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by the mutual written consent of MileStone and MHI.

         5.2 EFFECTS OF TERMINATION. In the event of the termination of this Merger Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of either MileStone or MHI or their respective officers or directors.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 AMENDMENT. This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the sole stockholder of MileStone and the MHI Stockholders but, after such approval, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.2 COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts and when so executed, each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                        MHI ACQUISITION, INC.


                                        By: /s/ William A. Brosius
                                            -----------------------------------
                                        Name:   William A. Brosius
                                        Title:  Secretary


                                        MILESTONE HEALTHCARE, INC.


                                        By: /s/ William A. Brosius
                                            -----------------------------------
                                        Name:   William A. Brosius
                                        Title:  Secretary